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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Flycast
Communications Corporation on Form S-1 of our report dated February 3, 1999, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated February 3, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

  We also consent to the references to us under the headings "Experts" and "Change in Accountants" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 3, 1999